MYOS RENS TECHNOLOGY INC.
45 HORSEHILL ROAD, SUITE 106
CEDAR KNOLLS, NEW JERSEY 07927

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MYOS2020SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D24659-S10632

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MYOS RENS TECHNOLOGY INC.

The Board of Directors recommends you vote FOR the following proposals:

	Proposal	For	Against	Abstain
1.	Approval of the Agreement and Plan of Merger and Reorganization, dated as of June 30, 2020, by and among the Company, Matrix Merger Sub, Inc., a newly-created special purpose subsidiary of the Company, and MedAvail, Inc. ("**MedAvail**"), a Delaware corporation (the "**Merger**"), and the transactions contemplated thereby or in connection therewith, including, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company's common stock to MedAvail equity holders.	☐	☐	☐
2.	Approval of a reverse stock split of all outstanding shares of the Company's common stock at a reverse stock split ratio within the range of between one-for-two and one-for-fifteen, to be implemented prior to the consummation of the Merger, including increasing the number of shares of the Company's common stock authorized under the Company's amended and restated articles of incorporation.	☐	☐	☐
3.	Approval of a spin out transaction ("Spin Out Transaction"), pursuant to which Company will contribute substantially all of its assets and liabilities to MYOS Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("**Spin Out Sub**"), in exchange for all the outstanding shares of common stock of Spin Out Sub, and, on a date to be determined following the closing date of the Merger, issue a pro rata dividend of all the outstanding shares of common stock of the Spin Out Sub payable to the Company's stockholders as of the record date established by the Board.	☐	☐	☐
4.	Approval of the Company's reincorporation from the State of Nevada to the State of Delaware subsequent to the closing of the Merger, and in connection therewith, changing the name of the Company from "MYOS RENS Technology Inc." to "MedAvail Holdings, Inc."	☐	☐	☐
5.	Approval of the MedAvail Holdings, Inc. 2020 Equity Incentive Plan.	☐	☐	☐
6.	Approval of the MedAvail Holdings, Inc. 2020 Employee Stock Purchase Plan.	☐	☐	☐
7.	Adjourning the Meeting, if necessary, to permit the solicitation of additional proxies in the event that there are insufficient votes on one or more of the proposals presented to the Company's stockholders.	☐	☐	☐

NOTE: The proxies are authorized to vote on all such matters as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement and the 10K are available at the Investor Relations portion of our website at http://ir.myosrens.com.

D24660-S10632

MYOS RENS TECHNOLOGY INC.
Special Meeting of Stockholders
November 10, 2020 10:00 AM

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MYOS RENS TECHNOLOGY INC.

The undersigned stockholder of MYOS RENS TECHNOLOGY INC., a Nevada corporation (the "Company"), hereby appoints Joseph Mannello and Dr. Robert J. Hariri, and each of them, each with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, all of the shares of common stock of the Company which the undersigned is entitled to vote, on all matters that may properly come before the Special Meeting of Stockholders of the Company to be held virtually on November 10, 2020, at www.virtualshareholdermeeting.com/MYOS2020SM, and at any adjournment or postponement thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Special Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED "FOR" EACH OF THE PROPOSALS, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side